UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

Fidelity Private Credit Company LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01645	87-2722334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 563-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 5, 2025, the Board of Trustees (“the Board”) of Fidelity Private Credit Company LLC (the “Fund”) appointed Thomas Flannery to the Board and as a member of the Board’s Audit Committee, effective on December 1, 2025. Mr. Flannery’s appointment brings the total number of trustees on the Board to five, four of whom are not “interested persons” of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended.

Mr. Flannery also serves as a Trustee of other Fidelity® funds. Prior to his retirement, Mr. Flannery was a Partner at Ernst & Young LLP (1995–2021) and served as Co-Leader, Americas Wealth and Asset Management (2014–2019), and Partner in the Financial Services Office (2006–2021). Previously, Mr. Flannery was a member of the Board of Trustees of Macquarie Asset Management ETF Trust (2023–2025), where he served as the Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee, and was a member of the Board of Directors of Computershare Trust Company, N.A. (2022–2025).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Private Credit Company LLC

Date: November 12, 2025	By:	/s/ Heather Bonner
Name: Heather Bonner
Title: President and Treasurer

FDLA-8-K-1125

1.9921289.116